EXHIBIT 24: POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint B. Thomas Golisano their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2002, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.

Dated:	July 11, 2002	/s/ Betsy S. Atkins

Betsy S. Atkins

Dated:	July 11, 2002	/s/ G. Thomas Clark

G. Thomas Clark

Dated:	July 11, 2002	/s/ David J. S. Flaschen

David J. S. Flaschen

Dated:	July 11, 2002	/s/ Phillip Horsley

Phillip Horsley

Dated:	July 11, 2002	/s/ Grant M. Inman

Grant M. Inman

Dated:	July 11, 2002	/s/ J. Robert Sebo

J. Robert Sebo

Dated:	July 11, 2002	/s/ Joseph M. Tucci

Joseph M. Tucci